Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 9 , 2001, is made to the Employment Agreement (the “Employment Agreement”), dated as of September 29, 1999, by and between Greg Torres (“Officer”) and National Mentor, Inc., a Delaware corporation (“Employer”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Employment Agreement.

WHEREAS, Officer and National Mentor Holdings, Inc., a Delaware corporation and the parent corporation of Employer, are party to that certain Management Stock Purchase Agreement, dated as of the date hereof;

WHEREAS, in connection with the purchase and sale of stock thereunder, Officer has agreed to enter into this Amendment; and

WHEREAS, the parties hereto wish to amend the Employment Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Employment Agreement as follows:

1.                                       The title of Section 6 is hereby deleted in its entirety and the following is substituted in its place:

“6.                                Termination”

2.                                       The last sentence of Section 6(c) of the Employment Agreement, which begins with the words “In the event of a termination,” is hereby deleted in its entirety and the following is substituted in its place:

“In the event of a termination for “good reason” pursuant to this Section, Officer will be entitled to receive all compensation and benefits provided for in this Agreement for a termination by Employer without cause.”

3.                                       Section 6(e) of the Employment Agreement is hereby deleted in its entirety and the following is substituted in its place:

“(e) Effect of Termination. Except as otherwise provided for in this Agreement, upon termination of this Agreement, all rights and obligations under this Agreement will cease except for the rights and obligations under Sections 4 and 5 to the extent Officer has not been compensated or reimbursed for services performed prior to termination or has not been paid vacation and reimbursable travel and entertainment expenses accrued through the termination date (the amount of compensation to be prorated for the portion of the pay period prior to termination); the rights and obligations under Sections 8, 9 and 10; and all procedural and remedial provisions of this Agreement. A termination of this Agreement will constitute a termination of Officer’s employment with Employer.”

4.                                       Section 7 of the Employment Agreement, entitled “Rights upon, a Change of Control; Retention Bonus,” is hereby deleted in its entirety.

5.                                       In each place where the word “Magellan” appears in the Employment Agreement such word shall be deleted and substituted in its place shall be the following:

“National Mentor Holdings, Inc.”

6.                                       The word “Maryland” in Section 10 of the Employment Agreement entitled “Governing Law” is hereby deleted and the following is substituted in its place:

“Massachusetts”

7.                                       The name “Magellan Health Services, Inc.” and the address information appearing under such name in Section 14 of the Employment Agreement is hereby deleted in its entirety and the following is substituted in its place:

“National Mentor Holdings, Inc.

c/o Madison Dearborn Capital Partners, LLC

Three First National Plaza, Suite 3800

Chicago, Illinois 60602

Attention: Timothy Sullivan

Fax No. (312) 895-1001”

8.                                       The second sentence of Section 19 of the Employment Agreement, which begins with the words “No amendment or modification,” is hereby deleted in its entirety and the following is substituted in its place:

“No amendment or modification of this Agreement will be valid unless made in writing and signed by each of the parties and countersigned by Madison Dearborn Capital Partners, LLC.”

9.                                       Full Force and Effect. Except as expressly amended or modified hereby, the Employment Agreement will and does remain in full force and effect.

10.                                 Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

11.                                 No Strict Construction. The language used in this Amendment shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date and year first written above.

NATIONAL MENTOR, INC.
“Employer”

By:	/s/ Gregory Torres
Name:	Gregory Torres
Title:	President

Greg Torres

“Officer”

/s/ Gregory Torres

ACKNOWLEDGED AND AGREED

this 9th day of March, 2001

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
Title: Executive Vice President, Finance and Legal